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                                                                    Exhibit 4(b)


NEITHER THIS WARRANT NOR THE WARRANT STOCK HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS WARRANT OR THE WARRANT STOCK UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH WARRANT OR SUCH WARRANT STOCK, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.


Series B Warrants
Warrant Certificate No. ___

                                  DEMEGEN, INC.
                            (a Colorado corporation)

                   Warrant for the Purchase of [NUMBER] Shares
                                 of Common Stock
                            par value $.001 per share


Void after the earlier of (i) 5:00 p.m. Pittsburgh, Pennsylvania Time, on March 31, 2005 or (ii) that date which is sixty days after a call of this Warrant is made in accordance with the provisions of Section 10 of this Warrant.


FOR VALUE RECEIVED, Demegen, Inc. (the "Corporation"), a Colorado corporation, hereby certifies that ____________________________________, or assigns
("Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Corporation at any time, or from time to time during the period commencing on the date hereof and expiring on the earlier of (i) 5:00 p.m. Pittsburgh, Pennsylvania Time, on March 31, 2005 or (ii) that date which is sixty days after a call of this Warrant is made in accordance with the provisions of Section 10 of this Warrant.
(such earlier date the "Expiration Date"), up to ______________ (________) fully paid and non-assessable shares of Common Stock at a price of $0.75 per share ("Exercise Price").

The term "Common Stock" means the common stock, par value $.001 per share, of the Corporation as constituted on February 1, 2000 ("Base Date"), together with any other equity securities that may be issued by the Corporation in respect thereof or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be


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adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Corporation shall execute and deliver a new Warrant certificate of like tenor and date.

Section 1. Exercise of Warrant. Subject to the call provision set forth in
Section 10, this Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the date hereof and expiring at 5:00 p.m. Pittsburgh, Pennsylvania Time on the Expiration Date set forth above, or, if such day is a day on which banking institutions in Pittsburgh, Pennsylvania are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Corporation at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Corporation) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Corporation of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent of the Corporation at its office, if any, in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent and any other matter required by counsel to the Corporation, signed by the Holder (and if other than the original Holder accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Corporation shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Corporation shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

Section 2. Reservation of Shares. The Corporation shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Corporation (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.


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Section 3. No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Corporation shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall equal the closing sale price (or if not available the average of the closing bid and asked prices) on the business day prior to exercise of this Warrant, or, if the Common Stock is then not publicly traded, then the price determined in good faith by the Board of Directors of the Corporation.

Section 4. Transfer.

4.1 Securities Laws. Neither this Warrant nor the Warrant Stock have been registered under the Securities Act of 1933 ("Securities Act") or any state securities laws. The Corporation will not transfer either this Warrant or the Warrant Stock unless: (i) there is an effective registration covering such Warrant or such Warrant Stock, as the case may be, under the Securities Act and applicable states securities laws; (ii) it first receives a letter from an attorney, acceptable to the Corporation's board of directors or its agents, stating that in the opinion of such attorney the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws; or (iii) the transfer is made pursuant to Rule 144 under the Securities Act.

4.2 Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Corporation, deliver to the Corporation: (i) an investment covenant signed by the proposed transferee; (ii) an agreement by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee; (iii) an agreement by such transferee that the Corporation may place a "stop transfer order" with its transfer agent or registrar; and (iv) an agreement by the transferee to indemnify the Corporation to the same extent as set forth in the next succeeding Subsection.

4.3 Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Subsection, and the Holder hereby agrees to indemnify and hold harmless the Corporation, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of: (i) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant; (ii) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the rules and regulations promulgated under either of such Acts; (iii) any transfer of this Warrant or any of the Warrant Stock in a manner inconsistent with this Warrant; or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Corporation upon which its opinion as to a proposed transfer shall have been based.


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4.4 Holdback Period and Transfer. Except as specifically restricted hereby, this
Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Corporation or at the office of its stock transfer agent, if any, accompanied by a request for transfer of this Warrant to a transferee, and accompanied by funds sufficient to pay any documentary stamp or similar issue or transfer tax, and upon compliance with the provisions of this Section 4, the Corporation shall, without charge, execute and deliver a new Warrant certificate in the name of such transferee, and this Warrant certificate shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

Section 5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity, unless and until this Warrant is exercised. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

Section 6. Anti-Dilution Provisions.

6.1 Stock Splits, Dividends, Etc.

         6.1.1 If the Corporation shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Corporation shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Corporation shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

         6.1.2 Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.


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6.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Corporation (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

6.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Corporation setting forth such adjustment and showing the facts upon which such adjustment is based. The Corporation shall forthwith mail a copy of each such certificate to each Holder.

6.4 Notices of Record Date, Etc. In case:

         6.4.1 the Corporation shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

         6.4.2 of any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation shall mail or cause to be mailed to each Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.


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Section 7. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, the Corporation shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend:

         This certificate has not been registered under the Securities Act of 1933. The Corporation will not transfer this certificate unless (i) there is an effective registration covering the shares represented by this certificate under the Securities Act of 1933 and all applicable state securities laws, (ii) it first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws, (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

Section 8. Registration. The Corporation agrees that on or before March 31, 2001, it shall file a Registration Statement on Form SB-2, or any other available form or successor form, under the Securities Act of 1933, as amended (the "1933 Act") seeking registration of all shares of Warrant Stock and shall use its commercially reasonable efforts to cause all such Warrant Shares to be registered under the 1933 Act. Each Holder agrees to cooperate fully with the Corporation in effecting registration and qualification of such Holder's Warrant Shares, and shall indemnify and hold harmless the Corporation and each person who may control the Corporation within the meaning of Section 15 of the 1933 Act, each director of the Corporation, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses, and liabilities caused by any untrue statement of fact or omission of a material fact to the extent that such untrue statement or omission was made in reliance upon information furnished to the Corporation by any such holder.

Section 9. Officer's Certificate. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Warrant and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Corporation shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.


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Section 10. Call Provisions.

10.1 Call of Warrants. At any time after March 31, 2001, the Corporation may deliver to the Holder a Call Notice (as defined in section 10.3) provided that the closing price of Corporation's Common Stock is $1.50 or more per share (as adjusted for any stock splits or stock combination) for each of the forty (40) consecutive trading days preceding the date of the Call Notice.

10.2 Exercise Following a Call Notice. Upon receipt of a Call Notice, the Holder shall have a period of sixty (60) calendar days after the date of the Call Notice to elect to exercise all or a portion of this Warrant in accordance with the terms of Section 1. Following a Call Notice, any purchase rights under this Warrant not exercised in accordance with this Section shall expire and this Warrant shall be terminated.

10.3 Call Notices. A Call Notice shall be delivered by the Corporation in writing to the Holder and shall specify that it is being submitted pursuant to this Section 10 and shall include evidence of the closing price of the Corporation's common stock for each of the forty (40) consecutive trading days preceding the date of the Call Notice

Section 11. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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                              WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of Demegen, Inc. and hereby makes payment of $_________________ in payment therefor.

Date:


__________________________
Signature


__________________________
Signature
(if jointly held)



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